Exhibit 23.2

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of CTS Corporation, an Indiana corporation (the “Registrant”), does hereby constitute and appoint each of Kieran O’Sullivan, Ashish Agrawal and Luis F. Machado, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of Common Stock of the Registrant issuable in connection with the CTS Corporation 2018 Equity and Incentive Compensation Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 26th day of July 2018.

CTS Corporation	CTS Corporation

/s/ Kieran O'Sullivan	/s/ Ashish Agrawal
Kieran O'Sullivan	Ashish Agrawal
Chairman, President and Chief Executive Officer	Vice President and Chief Financial Officer

/s/ William M. Cahill	/s/ Robert A. Profusek
William M. Cahill	Robert A. Profusek
Chief Accounting Officer	Lead Director

/s/ Patricia K. Collawn	/s/ Gordon Hunter
Patricia K. Collawn	Gordon Hunter
Director	Director

/s/ William S. Johnson	/s/ Diana M. Murphy
William S. Johnson	Diana M. Murphy
Director	Director

/s/ Alfonso G. Zulueta
Alfonso G. Zulueta
Director